UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 25, 2014
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 S. Bayshore Drive, Suite 305 Miami, Florida 33133

Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pursuant to the Notice of Special Meeting of Shareholders and Definitive Proxy Statement dated August 6, 2014, the Special Meeting of Shareholders of Alternet Systems, Inc., a Nevada corporation (the “Company”), was held on September 25, 2014. A total of 71,457,994 votes were cast, representing 72.76% of the outstanding shares as of the record date of July 31, 2014. The shareholders approved the following proposals:

1.

To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 to 500,000,000. 63,081,873 shares (64.23% of outstanding shares and 88.27% of the votes cast) were voted in favor of the proposal.

2.

To approve an amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of blank preferred stock. 51,336,601 shares (52.30% of outstanding shares and 87.87% of the votes cast) were voted in favor of the proposal.

3.	To approve the Alternet Systems, Inc. 2014 Equity Incentive Plan. 52,256,051 shares (53.21% of outstanding shares and 89.39% of the votes cast) voted in favor of the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.
      By: /s/ Henryk Dabrowski
      Henryk Dabrowski, CEO and Director
      Dated: September 25, 2014